Exhibit 10.25

REVOLVING CREDIT AGREEMENT

Dated as of May 25,2001

Oxboro Medical, Inc., a Minnesota corporation (the "Borrower"), located at 13828 Lincoln Street Northeast,  Ham Lake, Minnesota 55304 and Crown Bank, a Minnesota banking corporation (the "Bank"), located at 6600 France Avenue South, Suite 125, Edina, Minnesota 55435, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement the following terms shall have the following meanings (such meanings to be equally applicable to singular and plural forms of the terms defined):

(a)      "Affiliate,” means any of the following Persons:

(i)

any director, officer or employee of the Borrower;

(ii)

any person who, individually or with his immediate family, beneficially owns or holds 5% or more of voting interest of the Borrower; or

(iii)

any company in which any Person described above owns a 5% or greater equity interest.

(b) "Borrowing Base" means an amount equal to the sum of the following:

(i)

75% of the Value of Eligible Accounts; and

(ii)

       50% of the Value of Eligible Inventory.

(c) "Borrowing Base Certificate" means a certificate signed by the chief financial officer of the Borrower that shows as of the date of determination the Value of

Eligible Accounts and the Value of Eligible Inventory and is delivered to the Bank pursuant to Section 5.1(a).

(d) "Business Day" means any day other than a Saturday, Sunday or a public holiday or the equivalent under the laws of the State of Minnesota or the United States of

America.

(e) "Current Ratio" means the ratio of the aggregate current assets to the aggregate current liabilities of the Borrower determined and computed in accordance with generally accepted accounting principles consistently applied from year to year.

(f) "Debt" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under leases that have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) or (ii) above, and (iv) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA

(g) "Event of Default" means one of the events specified in Section 6.1

(h) "Inventory" means the Borrower's raw materials and the Borrower's finished goods held for sale in the ordinary course of business.

(i) "Loan Documents" means this Agreement, the Notes, the Security

Agreement and all other documents to be executed in connection with this Agreement.

(j) "Loan Party" means any Person obligated under any Loan Document.

(k) "Notes" means both the Revolving Note described in Section 2.2 and the

Term Note described in Section 2.3.

(1) "Person" means an individual, corporation, partnership, joint venture, trust or unincorporated organization or governmental agency or political subdivision thereof.

(m) "Prime Rate" means on any Business Day the U.S. Prime Rate reported by the Wall Street Journal on that Business Day or, if the Wall Street Journal does not report such a rate on that Business Day, as reported by any other national financial publication selected by the Bank.

{n) "Subsidiary" means any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of

Directors of such corporation (irrespective of whether or not at the time capital stock or any other class or classes of stock of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the

Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other

Subsidiaries.

(0) "Tangible Net Worth" means the aggregate of the capital stock, paid in surplus and retained earnings of the Borrower (excluding stock of the Borrower held by the Borrower), determined and computed in accordance with generally accepted accounting principles c6nsistently applied from year to year, less the book value of all assets of the Borrower that would be treated as intangibles under generally accepted accounting principles including without limitation, such items as goodwill, trademarks,

tradenames, service marks, copyrights, patents, licenses, internet domain names, uniform resource locators, and website contracts and registration rights and less the book value of all obligations owed to the Borrower by any of its Affiliates.

(p) "Value of Eligible Accounts" means the aggregate net unpaid amount then due and owing under all domestic accounts receivable of the Borrower that: (i) arise from the sale of finished goods constituting part of Inventory in the ordinary course of business of the Borrower; (ii) are equal to or less than 90 days old; (iii) are not owed by an

Affiliate of the Borrower; (iv) are subject to a perfected security interest in favor of only the BaI1k as required by this Agreement; (v) are not subject to dispute by the account debtor; (vi) are not owed by an account debtor as to which any bankruptcy, receivership or similar insolvency proceeding is pending; and.(vii) are not owed by the United States government or an agency of the United States government; provided, however, that no obligations or any account debtor to the Borrower shall be included in this computation if more than 10% of such account debtor's obligations to the Borrower are more than 90 days old.

(q) "Value of Eligible Inventory" means an amount equal to the lesser of cost or fair market value of the Borrower's Inventory that is subject to a perfected security interest in favor of only the Bank as required by this Agreement as determined and computed in accordance with generally accepted accounting principles.

Section 1.2. Accounting and Other Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles consistently applied as such principles may change from time to time. Other terms defined herein shall have the meanings ascribed to them herein.

ARTICLE II.

THE LOANS

Section 2.1 Commitment for Revolving Loan. The Bank agrees, in accordance with the terms of this

Agreement, to make advances (the "Advances") to the Borrower from time to time from the date hereof to and including May 31,2002 (the "Termination Date") or the earlier termination of the Commitment under the terms of this Agreement, in an aggregate amount not to exceed $675,000.00 (the "Commitment"); provided, however, that the aggregate amount of

Advances outstanding shall not at 'any time exceed the lesser of (i) the Commitment or (ii) the

Borrowing Base. Each Advance shall be in an amount of not less than $5,000.00. Within the limits of the Commitment the Borrower may borrow, prepay pursuant to Section 2.6 and reborrow under this Section 2.1

Section 2.2. The Revolving Note. The Advances made by the Bank shall be evidenced by a promissory note (the "Revolving Note") that is in substantially the form of Exhibit A attached hereto and is delivered to the Bank pursuant to Article III

Section 2.3. Term Loan. The Bank hereby lends to the Borrower, and the Borrower hereby borrows from the Bank, the amount of$1,500,000.00 (the "Term Loan"). The Term Loan shall be evidenced by a promissory note (the "Term Note") which is in substantially the form of

Exhibit B attached hereto and is delivered to the Bank pursuant to Article III.

Section 2.4. Making of Advances. The Borrower may request Advances under this

Agreement by giving notice to the Bank, specifying the date of the requested Advance and the amount thereof. Any request foranAdvanceshal.1 be deemed to be a representation that the

Borrower's representations and warranties contained in Section 4.1 are true and correct as of the date of the Advance as though made on and as of such date and that no event has occurred and is continuing, or will result from such Advance, that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

The Bank may disburse each requested Advance by crediting immediately available funds in the amount of the Advance to the Borrower's demand deposit account maintained with the Bank.

Section 2.5. Interest and Payments. The Borrower shall repay, and shall pay interest on, the aggregate unpaid principal amount of all Advances and the Term Loan in accordance with the Notes, except that after and during the continuance of an Event of Default the Borrower shall pay interest at an annual rate equal to 2.0% in excess of the rate of interest otherwise provided under the Notes. All payments of principal, interest and fees under this Agreement shall be made when due to the Bank in immediately available funds. All computations of interest shall be made by the Bank on the basis of the actual number of days elapsed in a year of 360 days. Whenever any such payment shall be due on a non-Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest. The Bank is expressly authorized to charge any principal or interest payment, when due, to the Borrower's demand deposit account maintained at the Bank, or, if that account shall not contain sufficient funds, to any other account maintained by the Borrower at the

Bank.

Section 2.6. Voluntary Prepayment The Borrower may prepay the Notes in whole or in part; provided, however,  that each partial prepayment shall be in a principal amount of not less than $5,000.00; and provided further, however, that any prepayment of the Term Note shall be applied to principal installments of the Term Note in the inverse order of their maturities.

Section 2.7. Mandatory Prepayment. In the event that the aggregate outstanding principal amount of the Revolving Note shall exceed the Borrowing Base as shown on the

Borrowing Base Certificate most recently delivered to the Bank pursuant to Section 5.1(a), the

Borrower shall pay to the Bank the amount of such excess together with the amount of accrued interest to the date of such prepayment on the amount prepaid.

Section 2.8. Use of Proceeds. The proceeds of the Advances and the Term Loan shall be used for working capital purposes, for refinancing existing Debt and for operating and capital asset acquisitions

ARTICLE III.

CONDITIONS OF LENDING

Section 3.1 Conditions Precedent to Initial Advance. The Bank shall have no obligation to make the initial Advance hereunder unless the Bank shall have received on or before the date of such Advance the following documents:

(a) The Notes, properly executed and delivered on behalf of the Borrower.

(b) A security agreement (the "Security Agreement"), in a form acceptable to ,

the Bank properly executed and delivered on behalf of the Borrower, granting to the Bank a security interest in all of the Borrower's inventory, accounts, equipment, general intangibles and other property described therein as security for the performance of the

Borrower's obligations under this Agreement and the Notes, together with any UCC-

Financing Statement or other document deemed necessary or desirable by the Bank to perfect the security interest granted by the Security Agreement.

(c) A certified copy of the resolutions of the Board of Directors of the

Borrower, approving the execution and delivery of the Loan Documents to which it is a party and approving all other matters contemplated by this Agreement.

(d) A certificate by the Secretary or any Assistant Secretary of the Borrower

certifying the names of the officer or officers of the Borrower authorized to sign the Loan

Documents to which it is a party, together with a sample of the true signature of such officer.

(e) A facility fee of $7,500.00

Section 3.2. Conditions Precedent to Each Advance. The obligation of the Bank to make each Advance (including the initial Advance) and the Term Loan shall be subject to the further conditions precedent, that on the date of such Advance and Term Loan:

(a) The representations and warranties contained in Section 4.1 of this

Agreement are correct on and as of the date of such Advance or Term Loan as though made on such date; and

 (b) No event has occurred and is continuing, or will result from such Advance or Term Loan, that constitutes an Event of Default or would constitute an Event of

Default but for the requirement that notice be given or time elapse or both.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties Of the Borrower. To induce the Bank to make Advances and the Term Loan, the Borrower represents and warrants as follows:

(a) Existence of Borrower. The Borrower is a corporation duly incorporated,

validly existing and in good standing under the laws of the state indicated at the beginning of this Agreement. The Borrower has not, in the past five years, operated under any name, including any trade name or assumed name, other than the name indicated at the beginning of this Agreement, the name "Oxboro Medical International,

Inc." and the name "Oxboro, Inc."

(b) Authority to Execute. The execution, delivery and performance by the

Borrower of the Loan Documents to which it is a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, do not and will not conflict with any provision of law or of the charter or bylaws of the Borrower or of any agreement or contractual restriction binding upon or affecting the Borrower or any of its property, and need no further shareholder or creditor consent.

(c) Binding Obligation. This Agreement is, and the other Loan Documents when delivered hereunder will be, legal, valid and binding obligations of the Loan Parties enforceable against such Persons in accordance with their respective terms.

(d) Governmental Approval. No consent of, of filing with, any governmental authority is required on the part of any Loan Party in connection with the execution,

delivery or performance of any Loan Documents.

(e) Financial Statements. The audited financial statements of the Borrower as of September 30, 2000 and the unaudited financial statements as of December 31, 2000,

copies of which have been furnished to the Bank, have been prepared in conformity with generally accepted accounting principles consistently applied and present fairly the financial condition of the Borrower as of such dates, and the results of the operations of the Borrower for the financial periods then ended, and since such dates, there has been no materially adverse change in such financial condition.

(f)

Litigation. No litigation or governmental proceeding is pending or threatened against the Borrower that may have a materially adverse effect on the financial condition or operations of the Borrower.

(g)

Title to Assets. The Borrower has good and marketable title to all assets used in connection with its trades or businesses, and none of such assets is subject to any mortgage, pledge, lien, security interest or encumbrance of any kind, except for current taxes not delinquent, and except as has been disclosed in writing to the Bank contemporaneously with this Agreement.

(h)

 Taxes. The Borrower has filed all federal and state income tax returns that are required to be filed, and has paid all taxes shown on such returns to be due and all other tax assessments received by it to the extent that such assessments have become due.

(i)

 ERISA. No plan (as that term is defined in the Employee Retirement

Income Security Act of 1974 ("ERISA")) of the Borrower (a "Plan") that is subject to

Part 3 of Subtitle B of Title  of ERISA had an accumulated funding deficiency (as such term is defined in ERISA) as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, or would have had such an accumulated funding deficiency on such date if such year were the first year of such Plan, and no material liability to the

Pension Benefit Guaranty Corporation has been, or is expected by the Borrower to be,

incurred with respect to any such Plan. No Reportable Event (as defined in ERISA) has occurred and is continuing in respect to any such Plan.

(j)

Defaults. The Borrower is not in default in the payment of principal or interest on any indebtedness for borrowed money and is not in default under any instrument or agreement under or subject to which any indebtedness for borrowed money has been issued, and no event has occurred and is continuing that, with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default under any such instrument or agreement or an Event of Default hereunder.

(k)

 Subsidiaries. The Borrower has no Subsidiaries other than Oxboro, Inc.

an entity with no current substantial assets or operations.

(l)

 Burdensome Contracts. The Borrower is not subject to any contracts or agreements the terms of which, if enforced, would materially adversely affect the financial condition or, operations of the Borrower.

(m)

Patents. Trademarks. Etc. The Borrower has good and marketable title to all patents, trademarks, processes, copyrights, franchises and licenses title to which is necessary for the operation of the Borrower's businesses.

(n)

Use of Proceeds For Securities Transactions. No proceeds of any Advance will be used to acquire any security in any transaction that is subject to Section 12 of the

Securities Exchange Act of 1934.

(0)

Regulation U.  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of

Regulation U issued by the Board of Governors of the Federal Reserve System), and no

proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

ARTICLEV.

COVENANTS OF THE BORROWER

Section 5.1.

Affiffi1ative Covenants. So long as any Note shall remain unpaid or the

Bank shall have a Commitment hereunder, the Borrower will, unless the Bank shall give its prior written consent:

(a)

Financial Reporting. Furnish to the Bank: (i) as soon as available and in any event within 30 days after the end of each month of each fiscal year of the Borrower,

balance sheets of the Borrower as of the end of such month and statements of income and retained earnings of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such month, certified by the chief financial officer of the Borrower; (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower. (A) a copy of the annual report for such year for the

Borrower, containing financial statements for such year certified in a manner acceptable to the Bank by independent public accountants acceptable to the Bank and (B) a budget and projections prepared by the Borrower in a form acceptable to the Bank for the following fiscal year; (iii) promptly upon the sending or filing thereof copies of all public reports issued by the Borrower to aI1Y of its security holders, to the Securities and

Exchange Commission or to any national securities exchange; (iv) promptly upon the filing or receiving thereof, copies of all reports that the Borrower files under ERISA or that the Borrower receives from the Pension Benefit Guaranty Corporation if such report shows any material violation or potential violation by the Borrower of its obligations under ERISA; (v) such other information concerning the conditions or operations,

financial or otherwise, of the Borrower as the Bank from time to time may reasonably request; (vi) within 30 days after the end of each month, a Borrowing Base Certificate,

together with an accounts receivable and accounts payable aging, for the month most recently ended.

(b)

Visitation Rights. At any reasonable time and from time to time, permit the Bank or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the

Borrower, and to discuss the affairs, finances and accounts of the Borrower with any of its officers or directors. The Borrower will reimburse the Bank for its reasonable costs and expenses of conducting such periodic examinations.

(c)

Notification of Default. Etc. Notify the Bank as promptly as practicable

(but in any event not later than 5 Business Days) after the Borrower obtains knowledge of: (i) the occurrence of any event which constitutes an Event of Default or which would constitute an Event of Default with the passage of time or the giving of notice or both; or

(ii) the commencement of any litigation or governmental proceedings of any type that could materially adversely affect the financial condition or business operations of the

Borrower.

(d)

Compliance Certificate. At the time any financial statement is required to be provided to Bank under this Agreement, the Borrower will provide to Bank a certificate of the chief financial officer of the Borrower substantially in the form of

Exhibit C attached hereto (appropriately completed).. that certificate shows that an

Event of Default or any event that would constitute an Event or Default with the passage of time or the giving of notice or both, has occurred, the certificate shall state in reasonable detail the circumstances surrounding such event and action proposed by the

Borrower to cure such event.

(e)

Keeping of Financial Records and Books of Account. Maintain proper financial records in accordance with generally accepted accounting principles consistently applied that fully and correctly reflect all financial transactions and all assets and liabilities of the Borrower.

{f)

Current Ratio. Maintain at all times a Current Ratio of not less than 2.50 to 1

(g)

 Tangible Net Worth. Maintain at all times Tangible Net Worth of not less than $4,500,000.00.

(h)

Net Income. Obtain in each fiscal year a positive net income.

(i)

Maintenance of Insurance. Maintain such insurance with reputable insurance carriers as is normally carried by companies engaged in similar businesses and owning similar property, and name the Bank as loss payee on all policies insuring personal property in which the Bank has a security interest and provide the Bank with certificates of insurance evidencing its status as a loss payee. The loss payee endorsement shall provide for payment to the Bank notwithstanding any acts or omissions of the Borrower and shall require notice to the Bank 30 days prior to the expiration or cancellation of the insurance

(0)

Maintenance of Properties. Etc. Maintain and preserve all of its properties, necessary or useful in the proper conduct of its business, in good working order and condition, ordinary wear and tear excepted.

(k)

 Payment of Taxes. Pay all taxes, assessments and governmental charges of any kind payable by it as such taxes, assessments and charges become due and before any penalty shall be imposed, except as the Borrower shall contest in good faith and by appropriate proceedings providing such reserves as are required by generally accepted accounting principles.

(1)

 Compliance with ERISA. Cause each Plan to comply and be administered in accordance with those provisions of ERISA that are applicable to such Plan.

Maintenance of Accounts. Maintain its corporate bank accounts at the

Bank except for such incidental accounts that reasonable business judgment requires to be maintained elsewhere, and either (i) keep collected demand deposit balances in such accounts in the amount necessary to compensate the Bank for applicable activity charges in such accounts, as calculated by the Bank and applied to such balances in a manner consistent with all similar accounts or (ii) pay such activity charges on a monthly basis.

(n)

 Preservation of Corporate Existence. Etc. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

Section 5.2.

Negative Covenants. So long as any Note shall remain unpaid or the Bank shall have a Commitment hereunder, the Borrower will not, unless the Bank shall give its prior written consent:

(a)

Liens

Create or suffer to exist any mortgage, pledge, lien, security interest or other encumbrance with respect to any assets now owned or hereafter acquired by the Borrower except those encumbrances made in favor of the Bank, a mortgage on the Borrower's headquarters building to secure a loan not in excess of the current principal balance of that mortgage loan and purchase money liens and leases on equipment.

(b)

Debt.

 Create or suffer to exist any Debt except the Debt under this

Agreement or the Notes and Debt secured by liens permitted under Section 5.2(a).

(c)

 Guaranties. Etc. Assume, guarantee, endorse or otherwise become liable upon the obligation of any Person except by endorsement of negotiable instruments for collection in the ordinary course of business.

(d)

Merger. Etc. Merge or consolidate with any other Person; sell, transfer,

convey, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or a substantial portion of its assets (whether now owned or hereafter acquired} to any other Person.

(e)

Compensation. Pay a salary or other compensation to any of its officers,

directors, employees or stockholders in an amount that is in excess of a reasonable salary or other compensation paid for similar services by similar businesses.

(f)

Transactions with Affiliates. Engage in any transaction (including,

without limitation, loans or financial accommodations of any kind) with any Affiliate provided that such transactions are permitted if they are on terms no less favorable to the

Borrower than would be obtainable if no such 'relationship existed.

(g)

Investments in Other Persons. Make any loan or advance to any Person;

or purchase or otherwise acquire the capital stock, assets, or obligations of, or any interest in, any other Person other than (i) readily marketable direct obligations of the United

States of America, (ii) deposits in commercial banks of recognized standing operating in the United States of America, (iii) an existing investment in Minntech Corporation (or in one or more other entities in replacement of Minntech Corporation in an aggregate amount not in excess of the current investment in Minntech Corporation) and (iv) the purchase of the Sterion products division of Johnson & Johnson to be held by the

Borrower as a new subsidiary under the name "Sterion, Inc.

(h)

Change in Nature of Business. Make any material change in the nature of the business of the Borrower, taken as a whole, as carried on at the date hereof.

ARTICLE VI.

DEFAULT

Section 6.1..Events of Default. "Events of Default" in this Agreement means any of the following events:

(a)

Failure of the Borrower to pay the principal of any Note when due or, if payable on demand, upon demand;

(b)

Failure of the Borrower to pay any interest or fees required to be paid hereunder or under any Note when due;

(c)

Any representation or warranty made by, or on behalf of, any Loan Party in, or pursuant to, any Loan Document shall prove to have been incorrect in any material respect when made or the Borrower shall dispose of any collateral described in the

Security Agreement in violation of the Security Agreement;

(d)  Default in performance of any other covenant or agreement of any Loan

Party in, or pursuant to, any Loan Document and continuance of such default or breach for a period of30days after written notice thereof to such Person by the Bank;

(e)

Any Loan Party shall generally not pay its or his debts as such debts become due, or shall admit in writing its or his inability to pay its or his debts generally,

or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it or him a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment,

custodianship, protection, relief, or composition of it or him or its or his debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief, or the appointment of a receiver, custodian, trustee, or other similar official for it or him or for any substantial part of its or his property; or any

Loan Party shall take any corporate action to authorize any of the actions set forth above in this subsection; and in the case or a proceeding of the type described in this paragraph commenced against any Loan Party, that proceeding shall not be dismissed within 60 days: or that Loan Party shall consent to that proceeding;

(f)

The Borrower shall fail to pay any Debt (but excluding Debt evidenced by any Note) of the Borrower or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or even lis to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

(g)

The entry against any Loan Party of a final judgment, decree or order for the payment of money in excess of $75,000.00 and the continuance of such judgment,

decree or order unsatisfied for a period of 30 days without a stay of execution;

(h)

Any Reportable Event (as defined in ERISA) shall have occurred and continue for 30 days; or any Plan shall have been terminated by the Borrower not in compliance with ERISA, or a trustee shall have been appointed by a court to administer any Plan, or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan;

(i)

The Bank shall at any time have reasonable grounds to believe that the prospect of due and punctual payment of any of the obligations of the Borrower now or hereafter existing under, or pursuant to, this Agreement is impaired.

Section 6.2. Rights and Remedies. If any Event of Default shall occur and be continuing, the Bank may exercise any or all of the following rights and remedies

(a)

By written notice to the Borrower, suspend or terminate the Commitment,

whereupon the same shall forthwith be suspended or terminated;

(b)

Declare the Notes, all interest thereon, and all other obligations under, or pursuant to, any Loan Document to be immediately due and payable, and upon such declaration such Notes, interest and other obligations shall immediately be due and payable, without presentment, demand, protest or any notice of any kind, all of which are expressly waived;

(c)

Exercise any right or remedy under the Security Agreement, or any other right or remedy of a secured party under the Uniform Commercial Code as in effect in

Minnesota;

(d)

Exercise any other right or remedy available to the Bank at law or in equity.

ARTICLE VII.

MISCELLANEOUS

Section 7.1. No Waiver: Cumulative Remedies. No failure or delay on the part of the

Bank in exercising any right or remedy under, or pursuant to, any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy or power preclude other or further exercise thereof, or the exercise of any other right, remedy or power.

The remedies in the Loan Documents are cumulative and are not exclusive of any remedies provided by:1aw.

Section 7.2. Amendments and Waivers. No amendment or waiver of any provision of any Loan Document shall be effective unless such amendment or waiver is in writing and is signed by the Bank, and such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 7.3. Notices. Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed or telecopied or delivered, if to ~he Borrower, at its address stated in the preamble hereof, Attention: J. David

Berkely; and if to the Bank, at its address stated in the preamble hereof, Attention:

Kevin R. Howk; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or transmitted by telecopier, respectively,

addressed as provided above, except that notices to the Bank pursuant to the provisions of Article

II shall not be effective until received by the Bank.

Section 7.4. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Bank in connection with the preparation of the Loan Documents, including reasonable attorneys fees and legal expenses, as well as all costs and expenses of the Bank,

including reasonable attorneys fees and expenses, in connection with the administration and enforcement of the Loan Documents (whether suit is commenced or not).

Section 7.5. Right of Set-off. Upon the occurrence and during the continuance of any

Event of Default the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the

Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document, irrespective of whether or not the Bank shall have made any demand under any Loan Document and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-

off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Bank may have.

Section 7.6. Governing Law. All Loan Documents shall be governed by the laws of the State of Minnesota. Any term used in this Agreement and not otherwise defined shall have the definition given that term in the Uniform Commercial Code as in effect in the State of

Minnesota from time to time, and such definition automatically shall change on the effective date of any amendment to the Uniform Commercial Code that changes such definition. If any term in this Agreement shall be held to be illegal or unenforceable, the remaining portions of this

Agreement shall not be affected, and this Agreement shall be construed and enforced as if this

Agreement did not contain the term held to be illegal or unenforceable. The Borrower hereby irrevocably submits to the jurisdiction of the Minnesota District Court, Fourth District, and the

Federal District Court, District of Minnesota, Fourth Division, over any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court.

Section 7.7. Binding Effect: Assignment. All Loan Documents shall be binding upon and inure to the benefit of the Loan Parties and the Bank and their respective successors and assigns. No Loan Party shall have the right to assign its rights or interest under any such agreement without the prior written consent of the Bank.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

Oxboro Medical, Inc.

By: /s/ J. David Berkley

J. David Berkley

Its: President

Crown Bank

By Its

EXHIBIT A

REVOLVING PROMISSORY NOTE

$675,000.00

Dated: May 25,2001

For value received, on demand, or if demand is not earlier made, on May 31, 2002

Oxboro Medical, Inc., a Minnesota corporation (the "Borrower") promises to pay to the order of

Crown Bank (the "Bank"), at its offices in Edina, Minnesota, in lawful money of the United

States of America, the principal amount of Six Hundred Seventy-Five Thousand and no/IOO

Dollars ($675,000.00) or, if less, the aggregate unpaid principal amount of Advances made by the Bank to the Borrower pursuant to the Loan Agreement (as defined below); together with interest on any and all principal amounts remaining unpaid hereon from the date of this Note until such principal amounts are fully paid at a fluctuating annual rate equal to the Prime Rate as defined in the Loan Agreement. Interest shall be due and payable on the last day of each calendar month starting on June 30, 2001. Each change in the fluctuating interest rate shall take effect simultaneously with the corresponding change in the Prime Rate.

All Advances made by the Bank to the Borrower pursuant to the Loan Agreement and all principal payments made by the Borrower on this Note shall be recorded by the Bank.

This Note is the Revolving Note referred to in, and is entitled to the benefits of, the

Revolving Credit and Term Loan Agreement dated as of the date hereof (the "Loan Agreement")

between the Borrower and the Bank, which Loan Agreement, among other things, contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated

events, for an increase to the interest rate upon the happening of certain stated events, and for prepayments of the principal amount due under this Note upon stated terms and conditions.

Oxboro Medical, Inc.

By /s/ J. David Berkley

J. David Berkley

Its: President

EXHIBIT B

TERM PROMISSORY NOTE

$.1,500,000.00

Dated: May 25, 2001

For value received, Oxboro Medical, Inc., a Minnesota corporation (the "Borrower")

promises to pay to the order of Crown Bank (the "Bank"), at its offices in Edina, Minnesota, in lawful money of the United States of America, the principal amount of One Million Five

Hundred Thousand and no/100 Dollars ($1,500,000.00); together with interest on any and all principal amounts remaining unpaid hereon from the date of this Note until such principal amounts are fully paid at a fluctuating annual rate equal to the Prime Rate as defined in the Loan

Agreement. Each change in the fluctuating interest rate shall take effect simultaneously with the corresponding change in the Prime Rate.

Principal and interest shall be due and payable in 36 equal monthly installments of

$29,701..80 each on the1ast day of each calendar month starting on June 30, 2001

This Note is the Term Note referred to in, and is entitled to the benefits of, the Revolving

Credit and Term Loan Agreement dated as of the date hereof (the "Loan Agreement") between the Borrower and the Bank, which Loan Agreement, among other things, contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events, for an increase to the interest rate upon the happening of certain stated events, and for prepayments of the principal amount due under this Note upon stated terms and conditions.

Oxboro Medical, Inc.

By /s/ J. David Berkley

J. David Berkley

Its: President